As filed with the Securities and Exchange Commission on April 4, 2017

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hess Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1311	36-4777695
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1501 McKinney Street

Houston, TX 77010

(713) 496-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy B. Goodell

General Counsel and Secretary

Hess Midstream Partners GP LLC

1501 McKinney Street

Houston, TX 77010

(713) 496-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William N. Finnegan IV Thomas G. Brandt Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	G. Michael O’Leary Stephanie C. Beauvais Andrews Kurth Kenyon LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-198896

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common units representing limited partner interests	2,622,000	$23.00	$60,306,000	$6,989.47

(1)	Represents only the additional number of common units being registered and includes common units issuable upon exercise of the underwriters’ option to purchase additional common units. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-198896).
(2)	Based on the public offering price.
(3)	The Registrant has previously paid $32,200 for the registration of $250,000,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on September 24, 2014 (File No. 333-198896) and $2,787 that was previously paid for the registration of an additional $51,875,000 of proposed maximum aggregate offering price in the filing of Amendment No. 11 to the Registration Statement on March 27, 2017 (File No. 333-198896).

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed with respect to the registration of additional common units representing limited partner interests of Hess Midstream Partners LP, a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-198896), initially filed by Hess Midstream Partners LP with the Securities and Exchange Commission on September 24, 2014, and as amended by Amendment No. 1 on November 20, 2014, Amendment No. 2 on January 26, 2015, Amendment No. 3 on March 20, 2015, Amendment No. 4 on April 3, 2015, Amendment No. 5 on June 22, 2015, Amendment No. 6 on July 13, 2015, Amendment No. 7 on September 21, 2015, Amendment No. 8 on December 17, 2015, Amendment No. 9 on February 13, 2017, Amendment No. 10 on March 16, 2017, and Amendment No. 11 on March 27, 2017, and which was declared effective on April 4, 2017, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

Information Not Required in Prospectus

Item 16. Exhibits

All exhibits previously filed or incorporated by reference in the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-198896), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit number	Description

5.1*	Opinion of Latham & Watkins LLP as to the legality of the securities being registered

8.1*	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (Registration No. 333-198896) initially filed with the Securities and Exchange Commission on September 24, 2014, as amended, and incorporated by reference herein)

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on April 4, 2017.

Hess Midstream Partners LP

By:	Hess Midstream Partners GP LLC, its general partner

By:	/s/ Jonathan C. Stein
Jonathan C. Stein Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities indicated on April 4, 2017.

Signature	Title

* John B. Hess	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Jonathan C. Stein Jonathan C. Stein	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* John P. Rielly	Director and Vice President

* Gregory P. Hill	Director

* William J. Brilliant	Director

* William A. Woodburn	Director

Jonathan C. Stein hereby signs this Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney executed by the above named directors and officers of the Registrant.

* By:	/s/ Jonathan C. Stein
Jonathan C. Stein
Attorney-in-fact

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EXHIBIT INDEX

All exhibits previously filed or incorporated by reference in the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-198896), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit number	Description

5.1*	Opinion of Latham & Watkins LLP as to the legality of the securities being registered

8.1*	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (Registration No. 333-198896) initially filed with the Securities and Exchange Commission on September 24, 2014, as amended, and incorporated by reference herein)

*	Filed herewith

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